SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

NOVA ENERGY, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-27693	98-0211769
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification #)

2050 Russet Way, Ste. 190, Carson City, NV 89703

Address of Principal Executive Offices)

775-720-9411

 (Registrant's telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On August 27, 2009, the PCAOB revoked the registration of Moore and Associates Chartered ("Moore"), the company's auditor.  Moore's registration was revoked because of their violations of PCAOB rules and auditing standards in auditing financial statements, PCAOB rules and quality controls standards, and section 10(b) of the  Securities Exchange Act of 1934 and rule 10b-5 thereunder and, noncooperation with a Board of Investigation.

The Company has requested and not received the Exhibit 16 letter from Moore.

SIGNATURES

Pursuant to the  requirements of the Securities  Exchange Act of 1934, the Registrant  has duly caused this Current  Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

By /S/ DAYMON BODARD

Daymon Bodard, President,

Secretary, CFO & Director

Date: September 12, 2009